UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2018 (April 4, 2018)

National Art Exchange, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-199967	30-0829385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24Fl, Unit 24183

New York NY 10281

(Address of Principal Executive Offices)

+646-952-8680

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 04, 2018, National Art Exchange, Inc. (the “Company) entered into a non-binding Memorandum of Understanding (the “MOU’) with Chinese Culture Exchange Holdings Limited (the “Target”), a corporation formed under the laws of Hong Kong, pursuant to which the Company and the Target will enter into a definitive merger agreement (the “Merger Agreement”) to combine their business and operation through a method or structure in compliance with both U.S. securities law and the laws of Hong Kong Special Administrative Region of the People’s Republic of China (the “Business Combination”).

The MOU shall expire on (i) the execution of the Merger Agreement, (ii) termination by mutual consent of both the Company and the Target; or (iii) March 30, 2019. The closing of the Business Combination is subject to customary terms and conditions, including, but not limited to, completion of due diligence, negotiation and execution of definitive Merger Agreement between the parties and the delivery of audited and unaudited financial statements of the Target as required under applicable rules of the Securities and Exchange Commission. In addition, completion of the transaction is subject to approval by our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Art Exchange, Inc.

Date: April 16, 2018	By:	/s/ Qingxi Meng
	Name:	Qingxi Meng
	Title:	Chief Executive Officer

3